Exhibit 4(x)

C L I F F O R D                                   LIMITED LIABILITY PARTNERSHIP
C H A N C E

                                                                  CONFORMED COPY




                           TXU EASTERN FUNDING COMPANY

                                    as Issuer

                               TXU EUROPE LIMITED

                                  as Guarantor

                                       and

                   THE LAW DEBENTURE TRUST CORPORATION P.L.C.

                                   as Trustee

               -------------------------------------------------
                          FIRST SUPPLEMENTAL TRUST DEED
                             relating to an issue of
           (pound)301,000,000 35 Put 5 Resettable Securities due 2035 by TXU EASTERN FUNDING COMPANY under its
               (euro)2,000,000,000 Euro Medium Term Note Programme
                  unconditionally and irrevocably guaranteed by
                               TXU EUROPE LIMITED
               -------------------------------------------------


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                                    CONTENTS


CLAUSE                                                                     PAGE

1.   Interpretation...........................................................2

2.   Provisions Relating To The Notes.........................................3

3.   Effectiveness Of Amendments..............................................5

4.   Full Force And Effect....................................................6

5.   Governing Law............................................................6

6.   Endorsement On The Trust Deed............................................6

SCHEDULE 1     NOTICE OF INTENTION TO PURCHASE................................7

SCHEDULE 2     CONFIRMATION OF RECEIPT OF PURCHASE FUNDS AND NOTICE OF
               IRREVOCABLE PAYMENT............................................9


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THIS FIRST SUPPLEMENTAL TRUST DEED is made on 29 November 2000

BETWEEN:

(1)  TXU EASTERN FUNDING COMPANY (the "ISSUER");

(2)  TXU EUROPE LIMITED (the "GUARANTOR"); and

(3) THE LAW DEBENTURE TRUST CORPORATION P.L.C. (the "TRUSTEE", which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of these presents.

AND IS SUPPLEMENTAL to:

The Trust Deed dated 15 December 1999 made between the Issuer, the Guarantor and the Trustee (the "PRINCIPAL TRUST DEED") in respect of the (euro)2,000,000,000 Euro Medium Term Note Programme of the Issuer unconditionally and irrevocably guaranteed by the Guarantor.

WHEREAS:

(A) The Issuer proposes to issue (pound)301,000,000 35 Put 5 Resettable Securities due 2035 (the "NOTES") under the Programme as modified and supplemented by a Pricing Supplement dated 27 November 2000 (the "PRICING SUPPLEMENT").

(B) The terms of the Notes provide that the Notes are to be presented and surrendered on 30 November 2005 (subject to non-business day adjustment) at which time they shall either be purchased by the Issuer (or its assignee(s)) or shall be redeemed and cancelled by the Issuer.

(C) The Issuer, the Guarantor and the Trustee have agreed to enter into this First Supplemental Trust Deed in order to set out the specific procedures which shall apply to the Notes in relation to such purchase or redemption.

(D) The Trustee is of the opinion that the modifications made by this First Supplemental Trust Deed are not materially prejudicial to the interests of any holders of any Notes issued under the Programme.

NOW THIS FIRST SUPPLEMENTAL TRUST DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.   INTERPRETATION

1.1 Except as provided herein, all words and expressions defined or attributed a particular meaning in the Principal Trust Deed (including the recitals) shall, where the context so requires or admits, have the same meanings in this First Supplemental Trust Deed.

1.2  The following expressions shall bear the following respective meanings:

     "AMENDED AGENCY AGREEMENT" means the Agency Agreement as amended by the Supplemental Agency Agreement;


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     "BUSINESS DAY" has the meaning given thereto in Condition 5(i);

     "INTEREST RESET DATE" means 30 November 2005 or, if such day is not a Business Day, the next following Business Day;

     "INTEREST RESET PROCEDURE" has the meaning given thereto in the Pricing Supplement;

     "PURCHASE RIGHTS" means the rights of the Issuer to purchase the Notes on the Interest Reset Date as set forth in this First Supplemental Trust Deed;

     "PURCHASE RIGHTS HOLDER(S)" means the Issuer or, if any one or more persons have been identified as an assignee (or, as the case may be, as assignees) of the Purchase Rights by notice given on or after the date hereof by the Issuer to the Trustee, the person(s) so identified; and

     "SUPPLEMENTAL AGENCY AGREEMENT" means the Supplemental Agency Agreement dated 29 November 2000 made between the Issuer, the Guarantor, the Trustee and the Paying Agents.

1.3 References herein to a numbered Clause, sub-Clause or Schedule are to a corresponding numbered clause, sub-clause or schedule of or to this First Supplemental Trust Deed.

1.4 References to any person include references to that person's successors and assigns.

2.   PROVISIONS RELATING TO THE NOTES

2.1 The following provisions shall apply in relation to the Notes notwithstanding anything in the Principal Trust Deed.

     If:

     (i) not less than fifteen Business Days prior to the Interest Reset Date, the Trustee and the Issuing and Paying Agent receive from the Purchaser Rights Holder(s) a notice in the form set out in Schedule 1 confirming the intended purchase of all (but not some only) of the Notes on the Interest Reset Date (a "PURCHASE NOTICE"); and

     (ii) prior to the Interest Reset Date the Trustee and the Issuing and Paying Agent have not received notice from the Issuer or the Determination Agents (as defined in the Pricing Supplement) that the Interest Reset Procedure has terminated pursuant to Paragraph 11(vi) of the Pricing Supplement; and

     (iii) the Purchase Rights Holder(s) has (or have) procured the payment to the Issuing and Paying Agent no later than 12.00 (noon) (London time) on the Business Day immediately preceding the Interest Reset Date of an amount equal to the aggregate of the principal amount of the Notes outstanding on the Interest Reset Date; and

     (iv) the Issuer has procured the payment to the Issuing and Paying Agent no later than 12.00 (noon) (London time) on the Business Day immediately


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          preceding the Interest Reset Date of an amount equal to the interest which is due and payable on the Notes on the Interest Reset Date; and

     (v) the Trustee has received confirmation in the form set out in Schedule 2 that the amounts referred to in paragraphs (iii) and (iv) above have been duly received by the Issuing and Paying Agent; and

     (vi) no Event of Default shall have occurred which has not been remedied,

     then the Purchase Rights shall be deemed to have been exercised by the Issuer and on the Interest Reset Date:

     (a) the Purchase Rights Holder(s) shall acquire all of the Notes in consideration of the payment referred to in (iii) above;

     (b) each Note shall be presented to the Issuing and Paying Agent together with all Coupons appertaining thereto which mature after the Interest Reset Date and the holder thereof shall be entitled to receive payment of the proportion of the consideration referred to in paragraph (a) above applicable to such Note in such manner as if such Note had been redeemed on the Interest Reset Date;

     (c) the interest due on each Note on the Interest Reset Date shall be payable against presentation of the relevant Permanent Global Note or presentation and surrender of the relevant Coupon, as the case may be, in accordance with the Conditions;

     (d) upon payment on the Interest Reset Date of the amounts referred to in paragraph (b) above the relevant Note, if represented by the Permanent Global Note, shall be held for the benefit of the Purchase Rights Holder(s) in accordance with the Amended Agency Agreement and following such payment no person other than the Purchase Rights Holder(s) or any person deriving title through the Purchase Rights Holder(s) shall have any interest in the Permanent Global Note;

     (e) upon payment on the Interest Reset Date of the amount referred to in paragraph (b) above the relevant Note, if a Definitive Note, and all Coupons appertaining thereto which mature after the Interest Reset Date shall be endorsed in accordance with the Amended Agency Agreement with a memorandum stating that on such date such Note and Coupons were transferred in accordance with their terms and such Note and all Coupons appertaining thereto shall then be delivered to the Issuer or as the Issuer shall direct in accordance with the Amended Agency Agreement;

     (f) if any Definitive Note is not delivered to the Issuing and Paying Agent on or before the Interest Reset Date together with all Coupons appertaining thereto which mature after the Interest Reset Date, such Note and all such Coupons shall become void for all purposes other than the right to receive the payment referred to in paragraph (g) below and a replacement Definitive Note with relevant Coupons attached, each of which shall bear the endorsement referred to in


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          paragraph (e) above, shall be issued to the Purchase Rights Holder(s)
          or such person as the Purchase Rights Holder(s) shall direct and thereafter the holder of such replacement Note and Coupons shall, and the holder of the original Note and Coupons shall not, be deemed to be a Noteholder or Couponholder, as the case may be for all purposes of the Trust Deed and the Conditions;

     (g) upon presentation to the Issuing and Paying Agent after the Interest Reset Date of any Definitive Note which does not bear the endorsement referred to in paragraph (e) above, together with the Coupons appertaining thereto which mature after the Interest Reset Date, the holder thereof shall be entitled to receive the proportion of the consideration referred to in (b) above in like manner as if such Note had been redeemed on the Interest Reset Date but, for the avoidance of doubt, shall not be entitled to any interest thereon for the period from and including the Interest Reset Date to the date of such presentation, provided that if such Note shall not be so presented before the tenth anniversary of the Interest Reset Date it shall become totally void and no payment whatsoever shall be due in respect thereof.

2.2 If the Purchase Rights shall not be deemed to have been exercised as provided in Clause 2.1 then the Notes shall be redeemed by the Issuer on the Interest Reset Date which shall in such case be deemed to be the Maturity Date of the Notes for all purposes of the Trust Deed and the Conditions.

2.3 If at any time before the Interest Reset Date Definitive Notes are issued in exchange for the Permanent Global Note they shall include the following endorsement on their face:

          "This Note is subject to Purchase Rights in favour of the Issuer, exercisable on the Interest Reset Date. If such Purchase Rights are not exercised this Note will be redeemed by the Issuer on such date. After such date this Note will be worthless, except for the purpose of collecting the consideration or the redemption proceeds (each equal to the par value of this Note) unless this Note shall have been endorsed by the Issuing and Paying Agent with a memorandum stating that on such date it was transferred in accordance with its terms."

     If Definitive Notes are issued in exchange for the Permanent Global Note after the exercise of the Purchase Rights they shall bear the endorsement referred to in Clause 2.1(e).

2.4 The Issuer shall be entitled to assign the Purchase Rights in its discretion.

3.   EFFECTIVENESS OF AMENDMENTS

The amendments effected by this First Supplemental Trust Deed shall take effect on and from the date hereof.


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4.   FULL FORCE AND EFFECT

Save as expressly modified by this First Supplemental Trust Deed, the Principal Trust Deed shall continue in full force and effect.

Where the terms of the Principal Trust Deed or the Conditions are, in relation to the Notes, inconsistent with the terms of this First Supplemental Trust Deed, the terms of this First Supplemental Trust Deed shall prevail.

5.   GOVERNING LAW

This First Supplemental Trust Deed is governed by, and shall be construed in accordance with, English law.

6.   ENDORSEMENT ON THE TRUST DEED

A Memorandum of this First Supplemental Trust Deed shall be endorsed on the Principal Trust Deed by the Trustee and by the Issuer on the duplicate hereof.

IN WITNESS WHEREOF this First Supplemental Trust Deed has been executed as a Deed by the parties hereto and is intended to be and is hereby delivered on the first date above written.


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                                   SCHEDULE 1

                         NOTICE OF INTENTION TO PURCHASE


                    [LETTERHEAD OF PURCHASE RIGHTS HOLDER(S)]

                                                                          [DATE]

To: The Law Debenture Trust Corporation p.l.c. (the "TRUSTEE", which expression includes all persons for the time being the trustee or trustees of the Trust Deed and First Supplemental Trust Deed referred to below)
     Fifth Floor
     100 Wood Street
     London
     EC2V 7EX

     Citibank, N.A. (as Issuing and Paying Agent with respect to the Notes defined below)
     5 Carmelite Street
     London
     EC4Y 0PA

Dear Sirs

           (POUND)301,000,000 35 PUT 5 RESETTABLE SECURITIES DUE 2035
                                    ISSUED BY
              TXU EASTERN FUNDING COMPANY (THE "ISSUER") UNDER ITS
      (EURO)2,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME (THE "PROGRAMME")
                  UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY
                      TXU EUROPE LIMITED (THE "GUARANTOR")

We refer to the First Supplemental Trust Deed dated 29 November 2000 between the Issuer, the Guarantor and the Trustee (the "SUPPLEMENTAL TRUST DEED"). The Supplemental Trust Deed is supplemental to the Trust Deed dated 15 December 1999 between the Issuer, the Guarantor and the Trustee in respect of the Programme.

Pursuant to Clause 2.1 of the Supplemental Trust Deed, we hereby confirm to you the intended purchase of all of the (pound)301,000,000 35 Put 5 Resettable Securities due 2035 (the "NOTES") on the Interest Reset Date.

Please arrange to deliver the securities to the Euroclear or Clearstream, Luxembourg account(s) of the [Purchase Rights Holder(s)] as follows:

[details]

Please acknowledge receipt of this notice to us.


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Yours sincerely


for and on behalf of
[NAME(S) OF PURCHASE RIGHTS HOLDER(S)]


Receipt acknowledged


for an on behalf of
THE LAW DEBENTURE TRUST CORPORATION P.L.C.


for and on behalf of
CITIBANK, N.A.


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                                   SCHEDULE 2

   CONFIRMATION OF RECEIPT OF PURCHASE FUNDS AND NOTICE OF IRREVOCABLE PAYMENT


                         [LETTERHEAD OF CITIBANK, N.A.]

                                                                          [DATE]

To: The Law Debenture Trust Corporation p.l.c. (the "TRUSTEE", which expression includes all persons for the time being trustee or trustees)
     Fifth Floor
     100 Wood Street
     London
     EC2V 7EX

Dear Sirs

           (POUND)301,000,000 35 PUT 5 RESETTABLE SECURITIES DUE 2035
                                    ISSUED BY
                   TXU EASTERN FUNDING COMPANY (THE "ISSUER")
                                    UNDER ITS
      (EURO)2,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME (THE "PROGRAMME")
                  UNCONDITIONALLY AND IRREVOCABLY GUARANTEED BY
                      TXU EUROPE LIMITED (THE "GUARANTOR")

We refer to the First Supplemental Trust Deed dated 29 November 2000 between the Issuer, the Guarantor and the Trustee (the "SUPPLEMENTAL TRUST DEED"). The Supplemental Trust Deed is supplemental to the Trust Deed dated 15 December 1999 between the Issuer, the Guarantor and the Trustee in respect of the Programme. Clause 2.1 of the Supplemental Trust Deed requires certain conditions to be satisfied in order that the Purchase Rights (as therein defined) shall be deemed to have been exercised.

We further refer to the Supplemental Agency Agreement dated 29 November 2000 between (inter alia) the Issuer, the Trustee, the Guarantor and the Paying Agents (the "SUPPLEMENTAL AGENCY AGREEMENT"). The Supplemental Agency Agreement is supplemental to the Agency Agreement dated 15 December 1999 between the Issuer, the Guarantor, the Trustee and the Paying Agents.

We hereby confirm that we have received:

(i) a tested telex/authenticated SWIFT message confirming payment from the Purchase Rights Holder(s) (as defined in the Supplemental Trust Deed) in accordance with Clause 3.2 of the Supplemental Agency Agreement and the actual payment to which it relates; and

(ii) a tested telex/authenticated SWIFT message confirming payment from the Issuer in accordance with Clause 3.4 of the Supplemental Agency Agreement and the actual payment to which it relates.


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Yours sincerely


for and on behalf of
CITIBANK, N.A.


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The COMMON SEAL of  TXU            )
EASTERN FUNDING COMPANY            )                        C.S.
was affixed in the presence of:    )


P.C. Marsh                              Signature of director

P.C. Marsh                              (Name of director)

B.J. Hutchinson                         Signature of secretary

B.J. Hutchinson                         (Name of secretary)


The COMMON SEAL of                 )
TXU EUROPE LIMITED                 )                        C.S.
was affixed in the presence of:    )


P.C. Marsh                              Signature of director

P.C. Marsh                              (Name of director)

B.J. Hutchinson                         Signature of secretary

B.J. Hutchinson                         (Name of secretary)


The  COMMON SEAL  of               )
THE LAW DEBENTURE TRUST            )
CORPORATION P.L.C.                 )                        C.S.
was affixed in the presence of:-   )


Trudi Elkington                         Signature of Trust Manager

Trudi Elkington                         (Name of Trust Manager)

Helena Durr                             Signature of Authorised Signatory

Helena Durr                             (Name of Authorised Signatory)


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